     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998

                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                SOUTHDOWN, INC.
             (Exact name of registrant as specified in its charter)

                  LOUISIANA                                      72-0296500
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)
        1200 SMITH STREET, SUITE 2400                              77002
                HOUSTON, TEXAS                                   (Zip Code)
   (Address of Principal Executive Offices)
               SOUTHDOWN, INC.                               MEDUSA CORPORATION
            1989 STOCK OPTION PLAN                     1991 LONG-TERM INCENTIVE PLAN
             (Full title of plan)                           (Full title of plan)

                               PATRICK S. BULLARD
                VICE PRESIDENT -- GENERAL COUNSEL AND SECRETARY
                                SOUTHDOWN, INC.
                         1200 SMITH STREET, SUITE 2400
                              HOUSTON, TEXAS 77002
                    (Name and address of agent for service)

                                 (713) 650-6200
         (Telephone number, including area code, of agent for service)
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO BE           OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
    TO BE REGISTERED            REGISTERED              PER SHARE               PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $1.25 par
value(1)................  3,000,000 shares(2)(3)       $70.5315(4)         $211,594,500(4)         $62,421(2)
------------------------------------------------------------------------------------------------------------------
Common Stock $1.25 par
  value(1)..............       521,752(3)(5)           $70.5315(4)         $ 36,799,952(4)           $10,856
------------------------------------------------------------------------------------------------------------------
          Total.........    3,521,752 shares(3)        $70.5315(4)         $248,394,452(4)         $73,277(2)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Includes the Preferred Stock Purchase Rights issuable pursuant to the Rights Agreement dated as of March 4, 1991, between the Registrant and ChaseMellon Shareholder Services, Inc. As no separate consideration is payable with respect to the Preferred Stock Purchase Rights, the registration fee with respect to such securities is included in the registration fee for the Common Stock.

(2) The 3,000,000 shares are in addition to the 2,000,000 shares initially available under the Southdown, Inc. 1989 Stock Option Plan which have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the registration statement referred to in the final paragraph on this facing page, 252,895 of which shares have not yet been issued. A filing fee of $1,835.42 was previously paid by registrant with respect to such 252,895 shares.

(3) Pursuant to Rule 416 under the Securities Act, includes any additional shares issued pursuant to the antidilution provisions of the plan.

(4) Estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c) and (h) by reference to the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on July 15, 1998, which was $70.5315 per share.

(5) The 521,752 shares of Common Stock are issuable under the Medusa Corporation 1991 Long-Term Incentive Plan, which was adopted by Southdown, Inc. in connection with the merger of a wholly-owned subsidiary of Southdown, Inc. into Medusa Corporation on June 30, 1998, pursuant to which Medusa Corporation became a wholly-owned subsidiary of Southdown, Inc.

     THE DOCUMENTS SENT OR GIVEN TO EMPLOYEES IN CONNECTION WITH THE SOUTHDOWN, INC. 1989 STOCK OPTION PLAN AS DESCRIBED IN PART I OF THIS REGISTRATION STATEMENT AND THE OTHER DOCUMENTS WHICH TOGETHER THEREWITH CONSTITUTE THE PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10(A) OF THE SECURITIES ACT CONSTITUTE, PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, A COMBINED PROSPECTUS THAT ALSO RELATES TO 252,895 SHARES OF COMMON STOCK REGISTERED ON FORM S-8, REGISTRATION NO. 33-35011, WHICH BECAME EFFECTIVE ON JUNE 15, 1990.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b). In accordance with the instructions to Part I of Form S-8, such documents are not being filed and will not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, or portions of documents, previously filed by Southdown, Inc. (the "Company") with the Commission are hereby incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed on April 27, 1998;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (c) The Company's Current Report on Form 8-K filed on March 18, 1998, as amended by Form 8-K/A filed on April 10, 1998;

          (d)  The Company's Current Report on Form 8-K filed on June 18, 1998;

          (e)  The Company's Current Report on Form 8-K filed on July 15, 1998;
     and

          (f) The Company's Registration Statement on Form 8-C relating to the Company's Common Stock and its Registration Statement on Form 8-A relating to the Company's Preferred Stock Purchase Rights, each as amended to date.

     All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering of securities made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports and other documents, other than the portions of such documents which by statute, by designation in such documents or otherwise are not required to be filed with the Commission or are not required to be incorporated herein by reference. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Louisiana Business Corporation Law ("LBCL") generally gives a corporation the power to indemnify any of its directors or officers against certain expenses, judgments, fines and amounts paid in settlement in connection with certain actions, suits or proceedings, provided generally that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by, or in the right of, the corporation, the corporation may indemnify such person against expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Indemnification provided pursuant to the foregoing provisions is not, under the LBCL, deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of shareholders or directors; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct. In addition, the LBCL contains provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee thereof by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer (including a petroleum reservoir engineer), or independent or certified public accountant selected by the board of directors or any committee thereof with reasonable care, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and which person is selected by the board of directors or any committee thereof with reasonable care. A director shall not be liable for the commission of a prohibited act if his dissent was either noted in the minutes of the meetings or filed promptly thereafter in the registered office of the corporation.

     As permitted under Section 24(C)(4) of the LBCL, Article XIII of the Restated Articles of Incorporation of the Company eliminates the personal liability of any director or officer to the Company or its shareholders for monetary damages for breach of fiduciary duty in such capacity, except for (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) any transaction from which the director or officer derived an improper personal benefit.

     Article VI, Section 6 of the Company's Bylaws contemplates that the Company shall indemnify its directors and officers to the maximum extent permitted by Louisiana law.

     In addition, the Company has purchased a liability insurance policy under which its directors and officers are indemnified against certain losses arising from certain claims that may be made against them by reason of their serving in such capacity.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          3.1            -- Restated Articles of Incorporation of the Registrant, as
                            amended through July 17, 1998.
          3.2            -- Bylaws of the Registrant, amended as of July 1, 1998.
          4.1*           -- 1989 Stock Option Plan of Registrant, as
                            amended -- incorporated by reference from Exhibit 10.2 to
                            the Registrant's Registration Statement on Form S-4
                            (Registration No. 333-49161).
          4.2*           -- Medusa Corporation 1991 Long-Term Incentive
                            Plan -- incorporated by reference from Exhibit 4.3 to
                            Medusa Corporation's Registration Statement on Form S-8
                            (Registration No. 33-45182) filed with the Commission on
                            February 20, 1996.
          5              -- Opinions of Bracewell & Patterson, L.L.P. and Correro
                            Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P.
                            regarding the legality of the shares of Common Stock
                            covered by this Registration Statement.
         15              -- Letter of Deloitte & Touche LLP regarding unaudited
                            interim financial information.
         23.1            -- Consents of Bracewell & Patterson, L.L.P. and Correro
                            Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P.
                            (included in their opinion filed as Exhibit 5 hereto).
         23.2            -- Consent of Deloitte & Touche LLP.

---------------

* Incorporated by reference

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of July, 1998.

                                            SOUTHDOWN, INC.

                                            By:    /s/ CLARENCE C. COMER
                                              ----------------------------------
                                                      Clarence C. Comer
                                                President and Chief Executive
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

                /s/ CLARENCE C. COMER                   President and Chief Executive         July 17, 1998
-----------------------------------------------------     Officer and Director (Principal
                  Clarence C. Comer                       Executive Officer)

                 /s/ DENNIS M. THIES                    Executive Vice President --           July 17, 1998
-----------------------------------------------------     Finance and Chief Financial
                   Dennis M. Thies                        Officer (Principal Financial
                                                          Officer)

                /s/ ALLAN B. KORSAKOV                   Vice President and Corporate          July 17, 1998
-----------------------------------------------------     Controller (Principal Accounting
                  Allan B. Korsakov                       Officer)

                   /s/ R. S. EVANS                      Director                              July 17, 1998
-----------------------------------------------------
                     R. S. Evans

              /s/ KILLIAN L. HUGER, JR.                 Director                              July 17, 1998
-----------------------------------------------------
                Killian L. Huger, Jr.

                /s/ ROBERT G. POTTER                    Director                              July 17, 1998
-----------------------------------------------------
                  Robert G. Potter

                  /s/ FRANK J. RYAN                     Director                              July 17, 1998
-----------------------------------------------------
                    Frank J. Ryan

                 /s/ WHITSON SADLER                     Director                              July 17, 1998
-----------------------------------------------------
                   Whitson Sadler

                /s/ ROBERT J. SLATER                    Director                              July 17, 1998
-----------------------------------------------------
                  Robert J. Slater

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

              /s/ DAVID J. TIPPECONNIC                  Director                              July 17, 1998
-----------------------------------------------------
                David J. Tippeconnic

                /s/ J. BRUCE TOMPKINS                   Director                              July 17, 1998
-----------------------------------------------------
                  J. Bruce Tompkins

              /s/ GEORGE E. UDING, JR.                  Director                              July 17, 1998
-----------------------------------------------------
                George E. Uding, Jr.

               /s/ V. H. VAN HORN, III                  Director                              July 17, 1998
-----------------------------------------------------
                 V. H. Van Horn, III

               /s/ STEVEN B. WOLITZER                   Director                              July 17, 1998
-----------------------------------------------------
                 Steven B. Wolitzer

                                 EXHIBIT INDEX

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------

          3.1            -- Restated Articles of Incorporation of the Registrant, as
                            amended through July 17, 1998.
          3.2            -- Bylaws of the Registrant, amended as of July 1, 1998.
          4.1*           -- 1989 Stock Option Plan of Registrant, as
                            amended -- incorporated by reference from Exhibit 10.2 to
                            the Registrant's Registration Statement on Form S-4
                            (Registration No. 333-49161).
          4.2*           -- Medusa Corporation 1991 Long-Term Incentive
                            Plan -- incorporated by reference from Exhibit 4.3 to
                            Medusa Corporation's Registration Statement on Form S-8
                            (Registration No. 33-45182) filed with the Commission on
                            February 20, 1996.
          5              -- Opinions of Bracewell & Patterson, L.L.P. and Correro
                            Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P.
                            regarding the legality of the shares of Common Stock
                            covered by this Registration Statement.
         15              -- Letter of Deloitte & Touche LLP regarding unaudited
                            interim financial information.
         23.1            -- Consents of Bracewell & Patterson, L.L.P. and Correro
                            Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P.
                            (included in their opinion filed as Exhibit 5 hereto).
         23.2            -- Consent of Deloitte & Touche LLP.

---------------

* Incorporated by reference